EXHIBIT 3.2
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                      AMENDED AND RESTATED BYLAWS

                                  of

                    JONES LANG LASALLE INCORPORATED

                        A Maryland Corporation

                   Effective as of December 18, 2001

























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                      AMENDED AND RESTATED BYLAWS

                                  OF


                    JONES LANG LASALLE INCORPORATED

                (hereinafter called the "Corporation")


                   Effective as of December 18, 2001



                               ARTICLE I
                               ---------

                                OFFICES
                                -------


     SECTION 1. PRINCIPAL OFFICE. The principal office of the Corpora-tion within the State of Maryland shall be in the City of Baltimore, State of Maryland.

     SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of Maryland, as the Board of Directors may from time to time determine.


                              ARTICLE II
                              ----------

                       MEETINGS OF STOCKHOLDERS
                       ------------------------

     SECTION 1. PLACE OF MEETINGS. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within the United States, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 2. ANNUAL MEETINGS. The annual meetings of stockholders shall be held on such date and at such time during the month of May as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect directors, and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting and each other stockholder entitled to notice of such meeting not less than ten nor more than ninety days before the date of the meeting. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

     SECTION 3. SPECIAL MEETINGS. Unless otherwise prescribed by law or by the Charter, special meetings of stockholders, for any purpose or purposes, may be called by (i) the Chairman of the Board, (ii) the President, or (iii) the Board of Directors and must be called by the Secretary on the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting, which request shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted upon at such meeting. At a special meeting of the stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto). Written notice of a special meeting stating the place, date and hour of the meeting




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as determined by the Board of Directors, the Chairman of the Board, the
Chief Executive Officer, or the President and the purpose or purposes for which the meeting is called shall be given by the Secretary not less than ten (10) nor more than ninety (90) days before the date of the meeting to each stockholder entitled to vote at such meeting and each stockholder entitled to notice of such meeting.

     SECTION 4. QUORUM. Except as otherwise required by law or by the Charter, the holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is to a date more than one hundred twenty (120) days after the original record date, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting not less than ten (10) nor more than ninety (90) days before the date of the meeting.

     SECTION 5. PROXIES. Any stockholder entitled to vote may do so in person or by his or her proxy appointed by an instrument in writing signed by such stockholder or by his or her agent hereunto authorized, delivered to the Secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after eleven months from its date, unless said proxy provides for a longer period.

     SECTION 6. VOTING. At all meetings of the stockholders at which a quorum is present, except as otherwise required by law, the Charter or these Bylaws, any question brought before any meeting of stockholders shall be decided by the affirmative vote of a majority of the total number of votes cast by holders of stock entitled to vote on such question, voting as a single class. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

     SECTION 7. NATURE OF BUSINESS AT MEETINGS OF STOCKHOLDERS. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this
Section 7 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 7.

     In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.











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     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.

     To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of stock of the Corporation which are owned beneficially or of record by such stockholder,
(iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     No business shall be conducted at the annual meeting of stockholders, except business brought before the annual meeting in accordance with the procedures set forth in this Section 7, PROVIDED, HOWEVER, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 7 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

     For purposes of this Section 7, "public announcement" shall mean an announcement in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     SECTION 8. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive any dividend or other distribution or any allotment of other rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the close of business on the day on which the record date is fixed and which record date: (a), in the case of any meeting of stockholders or adjournment thereof, shall not be more than ninety (90) nor less than ten (10) days before the date of such meeting; and (b), in the case of any other action, shall not be more than ninety days prior to such other action. If no record date is fixed: (x) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of (i) the close of business on the day on which notice is mailed or (ii) the thirtieth day before the meeting; and (y) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

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     SECTION 9.  INFORMAL ACTION.  Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if there is filed with the records of meetings of stockholders a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote thereat.


                              ARTICLE III
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                               DIRECTORS
                               ---------

     SECTION 1. NUMBER AND ELECTION OF DIRECTORS. Subject to the provisions of Article X, the Board of Directors shall consist of not less than 3 nor more than 15 members, the exact number of which shall be determined from time to time by resolution adopted by the Board of Directors. Subject to the provisions of Article X and except as provided in
Section 3 of this Article III, directors shall be elected by the stockholders at the annual meetings of stockholders, and each director so elected shall hold office until such director's successor is duly elected and qualifies, or until such director's earlier death, resignation or removal. Directors need not be stockholders.

     SECTION 2.  NOMINATION OF DIRECTORS. Subject to the provisions of
Article X, only persons who are nominated in accordance with the following procedures shall be eligible for election and qualified to serve as directors of the Corporation, except as may be otherwise provided in the Charter (with respect to the right of holders of common stock or preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances). Subject to the provisions of Article X, nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2.

     In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a), in the case of an annual meeting, not less than ninety
(90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that, in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made, whichever first occurs; and (b), in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment of an annual or special meeting commence a new time period for the giving of a stockholder's notice as described above.




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     To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder,
(iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

     For purposes of this Section 2, "public announcement" shall mean an announcement in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     SECTION 3. VACANCIES. Subject to the provisions of Article X and to the terms of any one or more classes or series of common stock or preferred stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the entire Board of Directors, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. The stockholders may elect to fill a vacancy on the Board of Directors which results from the removal of a Director. Notwithstanding the foregoing, whenever the holders of any one or more class or classes or series of preferred stock or common stock of the Corporation shall have the right, voting separately as a class, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the Charter.

     SECTION 4. DUTIES AND POWERS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Charter or by these Bylaws required to be exercised or done by the stockholders.












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     SECTION 5.  ORGANIZATION. At each meeting of the Board of Directors, the Chairman of the Board or, in the absence of the Chairman of the Board the Chief Executive Officer or, in the absence of the Chief Executive Officer, the President or, in the absence of the President, the Chief Operating Officer or, in the absence of the Chief Operating Officer, the Deputy Chairman of the Board, if there be one or, in the absence of the Deputy Chairman of the Board, a director chosen by a majority of the directors present, shall act as Chairman of the meeting. The Secretary of the Corporation shall act as Secretary of each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of Secretary at such meeting; and, in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.

     SECTION 6. REMOVALS OF DIRECTORS. Any director or the entire Board of Directors may be removed only in accordance with the provisions of the Charter.

     SECTION 7. MEETINGS. The Board of Directors may hold meetings, both regular and special, either within or without the State of Maryland. Regular meetings of the Board of Directors may be held at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President, or a majority of the directors then in office. Notice of every regular or special meeting of the Board stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile or telegram on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

     SECTION 8. QUORUM. Except as may be otherwise required by law and, subject to the provisions of Article X, the Charter or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the action of a majority of the directors present at any meeting at which there is a quorum shall be the action of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

     SECTION 9. ACTIONS OF BOARD. Unless otherwise provided by the Charter or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     SECTION 10. MEETINGS BY MEANS OF CONFERENCE TELEPHONE. Unless otherwise provided by the Charter or these Bylaws, members of the Board of Directors, or any committee thereof, may (and, at the request of any such member, shall be given an opportunity to) participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time, and participation in a meeting pursuant to this Section 10 shall constitute presence in person at such meeting.









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     SECTION 11.  COMMITTEES. Subject to the provisions of Article X: (i)
the Board of Directors may, by resolution passed by a majority of the entire Board of Directors, appoint one or more committees of one or more of the directors of the Corporation; (ii) the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee; and (iii) in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in these Bylaws or in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.

     SECTION 12. COMPENSATION. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary, or such other emoluments as the Board of Directors shall from time to time determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.

     SECTION 13. ENTIRE BOARD OF DIRECTORS. As used in these Bylaws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies. Notwithstanding anything to the contrary provided herein, if at any time the number of directors actually holding office do not constitute the requisite percentage of the entire Board of Directors necessary to take action as provided in these Bylaws, then any action required to be taken on such item shall be taken by an affirmative vote of 75% of the directors then in office; provided, however, during the Transition Period at least one JLW Director and one Parent Director must vote in favor of such action.


                              ARTICLE IV
                              ----------

                               OFFICERS
                               --------

     SECTION 1.  GENERAL. Subject in each case to the provisions of
Article X, the officers of the Corporation shall be elected by the Board of Directors and shall be (i) a Chairman of the Board (who must be a director), (ii) a President, (iii) a Secretary and (iv) a Treasurer, each of whom shall be elected by the Board of Directors and shall hold office for such term and shall exercise such powers and perform such duties as set forth in these Bylaws and as shall be determined from time to time by the Board of Directors. The Board of Directors or the Chairman of the Board, in his or her discretion, may also elect or appoint a Deputy Chairman of the Board, one or more Executive Vice Presidents, Senior Vice Presidents, Managing Directors, Principals, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers; the Chief Executive Officer and President may each appoint one or more Executive Vice Presidents, Senior Vice Presidents, Managing Directors, Principals, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers; and the Chief Operating Officer may appoint one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers of the Corporation below the level of Vice President, each of whom shall hold office for such term and shall exercise such powers and perform such duties as set forth in






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these Bylaws and as shall be determined from time to time (i) by the Board of Directors, if such officer was elected or appointed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or the Chief Operating Officer, (ii) by the Chairman of the Board, if such officer was elected or appointed by the Chairman of the Board, the Chief Executive Officer, the President, or the Chief Operating Officer, (iii) by the Chief Executive Officer if such officer was appointed by the Chief Executive Officer, the President, or the Chief Operating Officer, (iv) by the President if such officer was appointed by the President or the Chief Operating Officer, or (v) by the Chief Operating Officer if such officer was appointed by the Chief Operating Officer. Any two or more offices may be held by the same person.

     SECTION 2. REMOVAL/RESIGNATION. Subject in each case to the provisions of Article X, all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal and any officer may be removed at any time (i) by the affirmative vote of a majority of the entire Board of Directors, (ii) by the Chairman of the Board, if such officer was elected or appointed by the Chairman of the Board, the Chief Executive Officer, the President, or the Chief Operating Officer, (iii) by the Chief Executive Officer if such officer was appointed by the Chief Executive Officer, the President, or the Chief Operating Officer, (iv) by the President if such officer was appointed by the President or the Chief Operating Officer, or (v) by the Chief Operating Officer if such officer was appointed by the Chief Operating Officer.

     SECTION 3. VOTING SECURITIES OWNED BY THE CORPORATION. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, any Deputy Chairman of the Board, or any Executive Vice President, and any such officer may in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons. Shares of the Corporation's own stock owned directly or indirectly by the Corporation shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time unless such shares are held by the Corporation in a fiduciary capacity.

     SECTION 4. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the stockholders of the Corporation and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The Chairman of the Board shall make reports to the Board of Directors and the stockholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

     SECTION 5. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be responsible for the overall strategies of the business and for achieving maximum return on the firm's invested capital. The Chief Executive Officer will report to the company's Board of Directors. The Chief Executive Officer will coordinate and manage the efforts of the Company's senior executives to develop and achieve the firm's current and long-term objectives and vision. The Chief Executive Officer is responsible for the operating policies and procedures for the organization. The Chief Executive Officer is the senior firm representative to its clients, the financial community, and the general public. The Chief Executive Officer shall possess the power to execute all deeds, mortgages, bonds, contracts, certificates and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except in cases where


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the execution thereof shall be expressly delegated by the Board of
Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed or signed.

     SECTION 6. PRESIDENT. In most cases, the President shall also be the Chief Executive Officer and in such cases shall have the powers of the Chief Executive Officer. In the event the President is not also the Chief Executive Officer, the President shall perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws, the Chairman of the Board, Chief Executive Officer, or by the Board of Directors, including, but not limited to, the power to execute all deeds, mortgages, bonds, contracts, certificates and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed or signed.

     SECTION 7. CHIEF OPERATING OFFICER. The Chief Operating Officer shall direct, oversee, and coordinate the activities of the Corporation to achieve goals and objectives and to implement policies established by the Chief Executive Officer, the President and the Board of Directors. The Chief Operating Officer shall play a significant role in supporting the Chief Executive Officer and the President in advancing the Corporation's relationship with its clients, its shareholders, and the financial community. The Chief Operating Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws, the Chairman of the Board, the Chief Executive Officer, the President, or by the Board of Directors.

     SECTION 8. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be responsible for maintaining the financial integrity of the Corporation, shall prepare the financial plans for the Corporation and shall monitor the financial performance of the Corporation and its subsidiaries, as well as performing such other duties as may be assigned by the Chairman of the Board, the Board of Directors, Chief Executive Officer, or the President.

     SECTION 9. DEPUTY CHAIRMAN OF THE BOARD. The Deputy Chairman of the Board, if there be one, shall, in the absence of the Chairman of the Board, Chief Executive Officer, the President and the Chief Operating Officer, preside at all meetings of the stockholders of the Corporation and shall perform such other duties and may exercise such other powers as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President.

     SECTION 10. EXECUTIVE VICE PRESIDENTS, SENIOR VICE PRESIDENTS, MANAGING DIRECTORS, PRINCIPALS AND VICE PRESIDENTS. Each Executive Vice President, Senior Vice President, Managing Director, Principal or other Vice President shall perform such duties and have such powers as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President, as provided in
Section 1 of this Article IV.

     SECTION 11. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or the Chief Operating Officer, under whose supervision the Secretary shall act. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chairman of the Board, the Chief Executive Officer, the President, or the Chief Operating Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

     SECTION 12. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the Chief Executive Officer, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under control of the Treasurer belonging to the Corporation.

     SECTION 13. ASSISTANT SECRETARIES. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, any Executive Vice President, if there be one, or the Secretary and, in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

     SECTION 14. ASSISTANT TREASURERS. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, any Executive Vice President, if there be one, or the Treasurer and, in the absence of the Treasurer or in the event of the Treasurer's disability or refusal to act, shall perform the duties of the Treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer's possession or under control of the Assistant Treasurer belonging to the Corporation.

                               ARTICLE V
                               ---------

                                 STOCK
                                 -----

     SECTION 1. FORM OF CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have certificates which represent and certify the shares of stock of the Corporation owned of record by such stockholder. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder to whom it is issued, the class of stock and number of shares represented by the certificate and a statement that the Corporation shall furnish on request and without charge a full statement of any designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption, and, in the case of preferred stock or a special class in a series, the differences in the relative rights and preferences between the shares of each series to the extent that they have been set and the authority of the Board of Directors to set the relative rights and preferences of a subsequent series, and shall otherwise be in such form, not inconsistent with the Maryland General Corporation Law (the "MGCL") and the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors.

     SECTION 2. SIGNATURES. Each such certificate shall be signed, in the name of the Corporation, (i) by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, or an Executive Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares of stock in the Corporation owned of record by such holder. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     SECTION 3. LOST, DESTROYED, STOLEN OR MUTILATED CERTIFICATES. The Board of Directors or any officer of the Corporation may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such person's legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     SECTION 4. TRANSFERS. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled," with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

     SECTION 5. TRANSFER AND REGISTRY AGENTS. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board of Directors.

     SECTION 6. BENEFICIAL OWNERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


                              ARTICLE VI
                              ----------

                                NOTICES
                                -------

     SECTION 1. NOTICES. Whenever written notice is required by law, the Charter or these Bylaws to be given to any director, member of a committee or stockholder, such notice may be given by hand-delivery, telecopier or air courier, and in the case of a notice to a stockholder may be given by hand-delivery or mail, addressed to such director, member of a committee or stockholder, at such person's address or telecopy number as it appears on the records of the Corporation, as the case may be, with any charges therefor being prepaid, and such notice shall be deemed to be given at the time personally delivered if delivered by hand; upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip relating thereto, if telecopied; on the third business day after delivery to the air courier for courier delivery, if sent by air courier; and at the time when the same shall be deposited with the United States Mail, if sent by mail.

     SECTION 2.  WAIVERS OF NOTICE.

     (a) Whenever any notice is required by law, the Charter or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

     (b) Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Charter or these Bylaws.


                              ARTICLE VII
                              -----------

                          GENERAL PROVISIONS
                          ------------------

     SECTION 1. DIVIDENDS. Subject to the requirements of the MGCL and the provisions of the Charter, dividends upon the stock of the Corporation may be authorized by the Board of Directors at any regular or special meeting of the Board of Directors and may be paid in cash, in property, or in shares of the Corporation's capital stock.

     SECTION 2. DISBURSEMENTS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     SECTION 3. FISCAL YEAR. The fiscal year of the Corporation shall end on December 31st of each year.

     SECTION 4. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Maryland." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                             ARTICLE VIII
                             ------------

                            INDEMNIFICATION
                            ---------------

     SECTION 1. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS. Subject to Section 2 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively a "Proceeding Corporation, or is or as serving at the request of the Corporation as a director, officer, partner ") by reason of the fact that such person is or was a director or officer of the, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding unless it is established that: (i) the act or omission of such person was material to the matter giving rise to the Proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty; (ii) such person actually received an improper personal benefit in money, property or services; or (iii), in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful ((i), (ii) and (iii) collectively "Improper Conduct"). The termination of any Proceeding by judgment, order or settlement shall not, of itself, create a presumption that such person committed Improper Conduct. The termination of any Proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, shall create a rebuttable presumption that such person committed Improper Conduct.

     SECTION 2. AUTHORIZATION OF INDEMNIFICATION. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such did not commit Improper Conduct. Such determination shall be made (i) by a majority vote of a quorum consisting of directors who are not parties to such Proceeding or, if a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors consisting solely of two or more directors who are not parties to such Proceeding and who were duly designated to act in the matter by a majority vote of the full Board of Directors in which the designated directors who are parties to such Proceeding may participate, (ii) by written opinion of special legal counsel selected by the Board of Directors or a committee of the Board as set forth in (i) of this Section 2 or, if the requisite quorum of the full Board of Directors cannot be obtained therefor and the committee cannot be established, by a majority vote of the full Board of Directors in which directors who are parties to such Proceedings may participate or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any Proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 3. DIRECTORS' RELIANCE ON REPORTS. For purposes of any determination under Section 2 of this Article VIII, a director shall be deemed not to have committed Improper Conduct if (i), in performing his or her duties, such director relied on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by (A) an officer or employee of the Corporation whom such director reasonably believed to be reliable and competent on the matters presented, (B) a lawyer, public accountant or other person, as to a matter which such director reasonably believed to be within the person's professional or expert competence or (C) a committee of the Board of Directors on which such director did not serve, as to a matter within its delegated authority, if such director reasonably believed the committee to merit confidence; and (ii) such director did not have any knowledge concerning the matter in question which would cause such reliance to be unwarranted. The provisions of this Section 3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a director may be deemed to not have committed Improper Conduct.

     SECTION 4. INDEMNIFICATION BY A COURT. Notwithstanding any contrary determination in the specific case under Section 2 of this Article VIII, and notwithstanding the absence of any determination thereunder, a court of appropriate jurisdiction, upon application of an officer or director and such notice as the court shall require, may order indemnification in the following circumstances: (i) if it determines that an officer or director has not committed Improper Conduct, the court shall order indemnification, in which case the officer or director shall be entitled to recover the expenses of securing such reimbursement; or (ii) if it determines that the officer or director is fairly and reasonably entitled to indemnification, whether or not the officer or director has committed Improper Conduct or, in a Proceeding charging improper personal benefit to the officer or director, such officer or director has been adjudged to be liable on the basis that the personal benefit was improperly received, the court may order such indemnification as the court shall deem proper, provided, however, that such indemnification shall be limited to expenses with respect to (x) any Proceeding by or in the right of the Corporation or (y) any Proceeding charging improper personal benefit to the officer or director, where such officer or director has been adjudged to be liable on the basis that the personal benefit was improperly received.

     SECTION 5. EXPENSES PAYABLE IN ADVANCE. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid or reimbursed by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of (i) a written affirmation by the director or officer of such director's or officer's good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and (ii) a written undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

     SECTION 6. NONEXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Charter or any Bylaw, agreement, contract, vote of stockholders or directors, an agreement or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 of this
Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the MGCL, or otherwise.

     SECTION 7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

     SECTION 8. CERTAIN DEFINITIONS. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this
Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, partner, trustee, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries.

     SECTION 9. SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 10. LIMITATION ON INDEMNIFICATION. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 4 hereof), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

     SECTION 11. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this
Article VIII to directors and officers of the Corporation.

                              ARTICLE IX
                              ----------

                              AMENDMENTS
                              ----------

     SECTION 1.  AMENDMENTS. Subject in each case to the provisions of
Article X, these Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the Board of Directors or by the stockholders as provided in the Charter.


                               ARTICLE X
                               ---------

                       TRANSITION PERIOD MATTERS
                       -------------------------

     SECTION 1. GENERAL. Notwithstanding anything else contained in these Bylaws to the contrary, the provisions of this Article X are intended to reflect certain transitional matters set forth in the Purchase and Sale Agreement (Europe/USA), dated as of October 21, 1998, the Purchase and Sale Agreement (Asia), dated as of October 21, 1998 and the Purchase and Sale Agreement (Australasia), dated as of October 21, 1998 (collectively the "Purchase Agreements") by and among the Corporation, certain of the Corporation's subsidiaries and the other parties named therein.

     SECTION 2. DIRECTORS. Notwithstanding anything to the contrary set forth in these Bylaws, during the period ending on the first to occur of
(i) the first Business Day following the fifth annual meeting of the stockholders of Parent following the closing of the transactions contemplated by the Purchase Agreements (the "Closing") and (ii) June 1, 2003 (the "Transition Period") the following provisions shall apply:

           (A) The Board of Directors shall consist of fourteen members; provided that the number of members constituting the Board of Directors may at any time be increased to fifteen by a resolution approved by the Parent Nominating Committee and the JLW Nominating Committee (as defined below) and by a majority of the entire Board of Directors.

           (B) Immediately following the Closing, the Board of Directors shall consist of the following members appointed to the following classes of directors (each of which members shall have been designated as set forth in Section 1.9(a) of the Purchase Agreements): (i) Mr. Stuart L. Scott (class II, term expires 1999), Mr. Robert C. Spoerri (class I, term expires
2001), Mr. M.G. Rose (class III, term expires 2000) and Mr. Daniel W. Cummings (class I, term expires 2001) (the "Parent Employee Directors," which term shall also be deemed to refer to any replacement for a Parent Employee Director elected in accordance with the applicable provisions of this Article X); (ii) Mr. Darryl Hartley-Leonard (class I, term expires
2001), Mr. Thomas C. Theobald (class III, term expires 2000) and Mr. John
R. Walter (class II, term expires 1999) (the "Parent Independent Directors," which term shall also be deemed to refer to any replacement for a Parent Independent Director elected in accordance with the applicable provisions of this Article X, who shall be an Independent Director); (iii) Mr. Christopher A. Peacock (class II, term expires 1999), Mr. Michael J. Smith (class III, term expires 2000), Mr. Peter H.T. Lee (class III, term expires 2000) and Mr. Clive J. Pickford (class II, term expires 1999) (the "JLW Employee Directors," which term shall also be deemed to refer to any replacement for a JLW Employee Director elected in accordance with the applicable provisions of this Article X); and (iv) Professor Henri-Claude de Bettignies (class I, term expires 2001), Mr. Derek A. Higgs (class III, term expires 2000) and Dr. David K.P. Li (class II, term expires 1999) (the

"JLW Independent Directors," which term shall also be deemed to refer to any replacement for a JLW Independent Director elected in accordance with the applicable provisions of this Article X, who shall be an Independent Director). The Parent Employee Directors and the Parent Independent Directors are sometimes collectively referred to herein as the "Parent Directors" and the JLW Employee Directors and the JLW Independent Directors are sometimes collectively referred to herein as the "JLW Directors." Notwithstanding any other provision hereof, (i) it shall be a qualification for any director elected by the Board of Directors to replace any JLW Director (whose term is expiring or has expired or who shall have been removed or become disqualified or who shall have resigned, retired, died or otherwise shall fail to continue to serve as a director of the Corporation) that such replacement director shall have been nominated by the JLW Nominating Committee, and (ii) it shall be a qualification for any director elected by the Board of Directors to replace any Parent Director (whose term is expiring or has expired or who shall have been removed or become disqualified or who shall have resigned, retired, died or otherwise shall fail to continue to serve as a director of the Corporation) that such replacement director shall have been nominated by the Parent Nominating Committee.
           (C) The Parent Employee Directors in office from time to time, together with two or more Parent Independent Directors selected by such Parent Employee Directors, shall constitute a committee of the Board of Directors (the "Parent Nominating Committee") with the powers and duties delegated to such committee in this Article X, and the JLW Employee Directors in office from time to time, together with two or more JLW Independent Directors selected by such JLW Employee Directors, shall constitute a committee of the Board of Directors (the "JLW Nominating Committee") with the powers and duties delegated to such committee in this
Article X. Except as otherwise set forth in this Article X, the Parent Nominating Committee and the JLW Nominating Committee (collectively, the "Nominating Committees") shall exercise all power and authority of the Board of Directors with respect to designation of persons as the nominees of the Board of Directors for election to, or designating persons to fill vacancies on, the Board of Directors.

           (D) Prior to each meeting of the stockholders at which the term of office of any Parent Director is expiring or at which any replacement for a Parent Director is to be elected, the Parent Nominating Committee may designate a nominee for election to such position (which designee must be reasonably acceptable to the JLW Nominating Committee), and prior to each meeting of the stockholders at which the term of office of any JLW Director is expiring or at which any replacement for a JLW Director is to be elected, the JLW Nominating Committee may designate a nominee for election to such position (which designee must be reasonably acceptable to the Parent Nominating Committee); provided that at least three Parent Directors and at least three JLW Directors shall at all times be Independent Directors and that at least one JLW Independent Director shall at all times have his primary place of business and residence outside of the United Kingdom. At any meeting of the stockholders at which directors are to be elected, the officer of the Corporation presiding at such meeting shall nominate, before the nominations are closed and the vote taken, the nominee(s) designated by the applicable Nominating Committees pursuant to the foregoing. At any meeting of the stockholders at which directors are to be elected, neither the Board of Directors nor any committee thereof shall nominate (or cause there to be nominated) as a director any person not designated as a nominee by one of the Nominating Committees pursuant to the foregoing.

           (E) If any Parent Director is removed from the Board of Directors, becomes disqualified, resigns, retires, dies or otherwise cannot continue to serve as a member of the Board of Directors, the Parent Nominating Committee shall have the exclusive power on behalf of the entire Board of Directors to designate a person to fill such vacancy, and if any JLW Director is removed from the Board of Directors, becomes disqualified, resigns, retires, dies, or otherwise cannot continue to serve as a member of the Board of Directors, the JLW Nominating Committee shall have the exclusive power on behalf of the entire Board of Directors to designate a person to fill such vacancy, in each case, subject to the approval of a majority of the directors then remaining in office; provided that at least three Parent Directors and at least three JLW Directors shall at all times be Independent Directors; and provided, further, that at least one JLW Independent Director shall at all times have his primary place of business and residence outside of the United Kingdom.

           (F) In the event that the number of members constituting the Board of Directors is increased to fifteen as provided in (A) above, the Parent Nominating Committee and the JLW Nominating Committee acting as a single committee, shall elect an Independent Director to fill such vacancy (the "Fifteenth Director"), which Independent Director must be approved by a majority of the members of the Parent Nominating Committee, a majority of the members of the JLW Nominating Committee and a majority of the entire Board of Directors. Prior to any meeting of the stockholders at which the term of office of such Fifteenth Director is expiring or at which a replacement for such director is to be elected, the Nominating Committees shall jointly acting as a single committee, designate a nominee for such position, which nominee must be approved by a majority of the members of the Parent Nominating Committee and a majority of the members of the JLW Nominating Committee, and at such meeting of stockholders the nominations shall not be closed or the vote taken until such nominee shall have been nominated. Neither the Board of Directors nor any committee thereof shall nominate (or cause there to be nominated) any person to replace such Fifteenth Director who has not been so designated by the Nominating Committees. In the event that such Fifteenth Director is removed from the Board of Directors, becomes disqualified, resigns, retires, dies or otherwise cannot continue to serve as a member of the Board of Directors, the Parent Nominating Committee and the JLW Nominating Committee, acting as a single committee, shall have exclusive power on behalf of the Board of Directors to designate a person to fill such vacancy and shall jointly, acting as a single committee, designate an Independent Director to serve in such position, which Independent Director must be approved by a majority of the members of the Parent Nominating Committee, a majority of the members of the JLW Nominating Committee and by a majority of directors then remaining in office.

     For purposes of these Amended and Restated Bylaws, "Independent Director" means any individual who is not a past or present employee or officer of the Corporation or any Europe/USA Region Company, Asia Region Company or Australasia Region Company (in each case as defined in the Purchase Agreements), or any of their respective affiliates or an affiliate of such an employee or officer, except as otherwise agreed by the Nominating Committees of the Board of Directors.

     SECTION 3. COMMITTEES. During the Transition Period, committees of the Board of Directors shall be determined in accordance with Section 11 of
Article III.













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


     SECTION 4. OFFICERS. Stuart L. Scott shall hold the position of Chairman of the Board and Chief Executive Officer for a period of at least two years following the Closing, or until his earlier removal, disqualification, resignation, retirement, death or incapacity. Christopher Peacock shall hold the position of President, Deputy Chief Executive Officer and Chief Operating Officer for a period of at least two years following the Closing, or until his earlier removal, disqualification, resignation, retirement, death or incapacity. If at any time following the Closing, the position of Chairman of the Board and Chief Executive Officer or President, Deputy Chief Executive Officer and Chief Operating Officer becomes vacant, such vacancy shall be filled by a majority vote of the entire Board of Directors; provided that during the two-year period immediately following the Closing, the Chairman of the Board and Chief Executive Officer and President, Deputy Chief Executive Officer and Chief Operating Officer shall be selected from the officers or employees of the Corporation immediately prior to the Closing ("Parent Employees") and the partners, officers or employees of the JLW Businesses (as defined in the Purchase Agreements) immediately prior to the Closing ("JLW Employees"); provided, further, that during such period, (i) if the office of the Chairman and Chief Executive Officer is held by a Parent Employee, then the office of President, Deputy Chief Executive Officer and Chief Operating Officer shall be held by a JLW Employee, and (ii) if the office of Chairman of the Board and Chief Executive Officer is held by a JLW Employee, then the office of President, Deputy Chief Executive Officer and Chief Operating Officer shall be held by a Parent Employee. The Chairman of the Board and Chief Executive Officer and the President, Deputy Chief Executive Officer and Chief Operating Officer may only be removed from office by a majority vote of the entire Board of Directors; provided that neither Mr. Scott nor Mr. Peacock may be removed from such respective positions with or without cause, prior to the second anniversary of the Closing, unless such removal is approved by at least two-thirds of the entire Board of Directors.

     SECTION 5. AMENDMENTS. During the Transition Period, the affirmative vote of at least 75% of the entire Board of Directors shall be required to alter or amend, or adopt any provision inconsistent with, or repeal, in whole or in part, Article III, Article IV or Article X of these Bylaws.

     SECTION 6. ACTIONS OF THE BOARD. During the Transition Period, the affirmative vote of at least a majority of the entire Board of Directors shall be required to constitute Board action, except as otherwise as specifically provided in Section 2 of this Article X.




























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